Introductory Notes
About InvenTrust Properties Corp.
InvenTrust Properties Corp. (the “Company,” "IVT," or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. Management pursues the Company's business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, and maintaining a flexible capital structure. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company's Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under U.S. Generally Accepted Accounting Principles (“GAAP”). The information provided in this supplemental is unaudited and includes non-GAAP measures (as discussed herein), and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-K for the year-ended December 31, 2024. IVT may, but assumes no obligation to, update information in this supplemental.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this supplemental, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of InvenTrust's management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this supplemental that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as "may," "should," “could,” "would," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "target," "project," "predict," "potential," "continue," "likely," "will," "forecast," "outlook," "guidance," "suggest," and variations of these terms and similar expressions, or the negative of these terms or similar expressions.
The following factors, among others, could cause actual results, financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of management's forward-looking statements and IVT's future results and financial condition, see the Risk Factors included in the Company's most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law.
IVT cautions you not to place undue reliance on any forward-looking statements, which are made as of the date of this supplemental. IVT undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If IVT updates one or more forward-looking statements, no inference should be drawn that IVT will make additional updates with respect to those or other forward-looking statements.
Notice Regarding Non-GAAP Financial Measures
In addition to GAAP measures, this supplemental contains and refers to certain non-GAAP measures. Management does not consider the Company's non-GAAP measures included in the Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of IVT's financial performance as they may not reflect the operations of the entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of IVT's properties that could materially impact IVT's results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of IVT's liquidity, nor as an indication of funds available to cover IVT's cash needs, including IVT's ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if management does not continue to operate the business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, IVT's non-GAAP measures may not be comparable to other REITs. Reconciliations of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are included on pages 6 and 7 and definitions of the Company's non-GAAP measures are included in the Glossary of Terms on page 20.

Former Joint Venture

i Supplemental - Quarter Ended December 31, 2024

Introductory Notes, continued
On January 18, 2023, the Company acquired the four remaining retail properties from its unconsolidated joint venture, IAGM Retail Fund I, LLC (“IAGM” or “JV”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”), in which it held a 55% ownership share. In connection with the foregoing, IAGM adopted a liquidation plan on January 11, 2023. On December 15, 2023, IAGM was fully liquidated.
Throughout this supplemental, where indicated as “pro rata” the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," as of December 31, 2022 and 2021.
The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying the Company's overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent the Company's legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro rata interest. Accordingly, pro rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. For additional detail regarding properties previously owned by the JV, see the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case as filed with the SEC.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust X account (x.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company's business to colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on inventrustproperties.com/investor-relations and on the Company’s social media channels.

ii Supplemental - Quarter Ended December 31, 2024

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2024 Fourth Quarter and Full Year Results
DOWNERS GROVE, IL – February 11, 2025 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the fourth quarter and full year ended December 31, 2024 and provided initial guidance for 2025. For the three months ended December 31, 2024 and 2023, the Company reported Net Income of $9.8 million, or $0.13 per diluted share, compared to Net Income of $2.9 million, or $0.04 per diluted share, respectively. For the years ended December 31, 2024 and 2023, the Company reported Net Income of $13.7 million, or $0.19 per diluted share, compared to Net Income of $5.3 million, or $0.08 per diluted share, respectively.
Fourth Quarter and Full Year 2024 Highlights:
•Nareit FFO for the fourth quarter of $0.45 per diluted share, and $1.78 per diluted share for the full year
•Core FFO for the fourth quarter of $0.43 per diluted share, and $1.73 per diluted share for the full year
•Same Property Net Operating Income (“NOI”) growth of 7.1% for the fourth quarter and 5.0% for the full year
•Leased Occupancy as of December 31, 2024 of 97.4%, a fourth quarter sequential increase of 40 basis points and a full year increase of 120 basis points
•Executed 52 leases in the fourth quarter, totaling approximately 232,000 square feet of GLA, of which 189,000 was executed at a blended comparable lease spread of 15.5%, and 210 leases for the full year, totaling approximately 1,323,000 square feet of GLA, of which 1,087,000 was executed at a blended comparable lease spread of 11.3%
•Raised $7.8 million of net proceeds under the at-the-market equity offering program (the “ATM Program”) during the fourth quarter
•Acquired four properties in the fourth quarter, totaling approximately 614,000 square feet, including two properties totaling 214,000 square feet in the Charleston, South Carolina market
•The Board of Directors approved a 5% increase to the Company’s dividends starting in April 2025

”InvenTrust's strong fourth-quarter and full-year performance reflects our continued focus on operational excellence and strategic growth," said DJ Busch, President and CEO of InvenTrust. "Our impressive Same Property NOI growth, all-time high leased occupancy, and solid leasing spreads underscore the quality of our portfolio and our ability to drive long-term value. We believe our disciplined acquisition approach in key Sun Belt markets positions us for sustained success in 2025 and beyond. Additionally, the Board’s decision to increase our dividend by 5% for 2025 demonstrates confidence in our strategy and commitment to shareholder returns. We look forward to building on this momentum in the years ahead.”

NET INCOME
•Net Income for the three months ended December 31, 2024 was $9.8 million, or $0.13 per diluted share, compared to $2.9 million, or $0.04 per diluted share, for the same period in 2023.
•Net Income for the year ended December 31, 2024 was $13.7 million, or $0.19 per diluted share, compared to $5.3 million, or $0.08 per diluted share, for the same period in 2023.

iii Supplemental - Quarter Ended December 31, 2024

NAREIT FFO
•Nareit FFO for the three months ended December 31, 2024 was $34.9 million, or $0.45 per diluted share, as compared to $30.8 million, or $0.45 per diluted share, for the same period in 2023.
•Nareit FFO for the year ended December 31, 2024 was $126.7 million, or $1.78 per diluted share, as compared to $115.5 million, or $1.70 per diluted share, for the same period in 2023.
CORE FFO
•Core FFO for the three months ended December 31, 2024 was $33.5 million, or $0.43 per diluted share, compared to $27.8 million, or $0.41 per diluted share, for the same period in 2023.
•Core FFO for the year ended December 31, 2024 was $122.8 million, or $1.73 per diluted share, compared to $111.9 million, or $1.65 per diluted share, for the same period in 2023.
SAME PROPERTY NOI
•Same Property NOI for the three months ended December 31, 2024 was $45.9 million, a 7.1% increase, compared to the same period in 2023.
•Same Property NOI for the year ended December 31, 2024 was $162.6 million, a 5.0% increase, compared to the same period in 2023.
DIVIDEND
•For the quarter ending December 31, 2024, the Board of Directors declared a quarterly cash distribution of $0.2263 per share, paid on January 15, 2025.
•The Board of Directors approved an increase of 5% to the Company’s cash dividend. The new annual rate of $0.9508 will be reflected in the next quarterly dividend of $0.2377 expected to be paid in April 2025.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of December 31, 2024, the Company’s Leased Occupancy was 97.4%.
◦Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 99.8% and Small Shop Leased Occupancy was 93.3%. Anchor Leased Occupancy remained at an all-time high and Small Shop Leased Occupancy increased by 130 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 210 basis points, which equates to approximately $6.3 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the fourth quarter and full year were 15.5% and 11.3%, respectively.
•Annualized Base Rent PSF (“ABR”) as of December 31, 2024 was $20.07, an increase of 3.0% compared to the same period in 2023. Anchor Tenant ABR PSF was $12.86 and Small Shop ABR PSF was $33.39 for the fourth quarter.
•During the fourth quarter, the Company funded four acquisitions using cash on hand:
◦Stonehenge Village in Midlothian, VA for a gross acquisition price of $62.1 million. The 214,000 square foot community center is 100% occupied and is anchored by Wegmans.
◦The Forum in Fort Myers, FL for a gross acquisition price of $41.4 million. The 186,000 square foot power center is 96.1% occupied and is shadow anchored by Target.
◦Market at Mill Creek in Mount Pleasant, SC for a gross acquisition price of $27.3 million. The 80,000 square foot neighborhood center is 100% occupied and is anchored by Lowes Foods.
◦Nexton Square in Summerville, SC, for a gross acquisition price of $54.7 million. The 134,000 square foot lifestyle center is 96.9% occupied.

iv Supplemental - Quarter Ended December 31, 2024

LIQUIDITY AND CAPITAL STRUCTURE
•During the three months ended December 31, 2024, the Company raised $7.8 million of net proceeds, after $0.1 million in commissions, under the ATM Program, through the issuance of 254,082 shares of common stock at a weighted average price of $30.96 per share.
•On October 23, 2024, the Company entered into a third amendment to the Amended Revolving Credit Agreement, which provides for, among other things, an increase in the revolving commitments thereunder from $350.0 million to $500.0 million and an extension of the maturity date to January 15, 2029, with one six-month extension option.
•InvenTrust had $587.4 million of total liquidity, as of December 31, 2024 comprised of $87.4 million of cash and cash equivalents and $500.0 million of availability under its Revolving Credit Facility.
•InvenTrust has $35.9 million of debt maturing in 2025 and $200.0 million of debt maturing in 2026.
•The Company's weighted average interest rate on its debt as of December 31, 2024 was 4.03% and the weighted average remaining term was 3.3 years.

v Supplemental - Quarter Ended December 31, 2024

FULL YEAR 2025 OUTLOOK AND INITIAL GUIDANCE
The Company has provided initial 2025 guidance, as summarized in the table below.

(Unaudited, dollars in thousands, except per share amounts)	Initial 2025 Guidance(1)(2)			2024 Actual
Net Income per diluted share	$0.27	—	$0.33	$0.19
Nareit FFO per diluted share	$1.83	—	$1.89	$1.78
Core FFO per diluted share (3)	$1.79	—	$1.83	$1.73
Same Property NOI (“SPNOI”) Growth	3.50%	—	4.50%	5.0%
General and administrative	$34,250	—	$35,750	$33,172
Interest expense, net (4)	$31,000	—	$31,500	$34,697
Net investment activity (5)	~ $100,000			$213,518
(1)The Company’s initial 2025 guidance excludes projections related to gains or losses on dispositions, gains or losses on debt transactions, and depreciation, amortization, and straight-line rent adjustments related to acquisitions.
(2)The Company’s initial 2025 guidance includes an expectation of uncollectibility, reflected as 75-100 basis points of expected total revenue.
(3)Core FFO per diluted share excludes amortization of market-lease intangibles and inducements, debt extinguishment charges, straight-line rent adjustments, depreciation and amortization of corporate assets, and non-operating income and expense.
(4)Interest expense, net, excludes amortization of debt discounts and financing costs, and expected interest income of approximately $2.4 million.
(5)Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing, the Company's initial 2025 Guidance incorporates a number of other assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

The following table provides a reconciliation of the range of the Company's 2025 estimated net income per diluted share to estimated Nareit FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income per diluted share	$0.27	$0.33
Depreciation and amortization of real estate assets	1.56	1.56
Nareit FFO per diluted share	1.83	1.89
Amortization of market-lease intangibles and inducements, net	(0.04)	(0.05)
Straight-line rent adjustments, net	(0.04)	(0.05)
Amortization of debt discounts and financing costs	0.04	0.04
Core FFO per diluted share	$1.79	$1.83
This press release does not include a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.

vi Supplemental - Quarter Ended December 31, 2024

Summary Financial Information
In thousands, except share information and per square foot amounts

	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Financial Results

Net income	$9,799	$2,890	$13,658	$5,269
Net income per common share - basic	0.13	0.04	0.19	0.08
Net income per common share - diluted	0.13	0.04	0.19	0.08

Nareit FFO (page 7)	34,892	30,754	126,710	115,498
Nareit FFO per diluted share	0.45	0.45	1.78	1.70

Core FFO (page 7)	33,547	27,793	122,769	111,858
Core FFO per diluted share	0.43	0.41	1.73	1.65

Same Property NOI (page 6)	45,878	42,817	162,555	154,848

Same Property NOI growth	7.1%	5.0%

Adjusted EBITDA (page 7)	41,382	36,792	158,009	146,459

Aggregate distributions declared (as a % of Core FFO)	52.2%	52.5%	53.5%	52.1%

	As of December 31, 2024	As of December 31, 2023	As of December 31, 2022 (a)	As of December 31, 2021 (a)
Capital Information
Shares outstanding	77,450,794	67,807,831	67,472,553	67,344,374

Outstanding Debt, net	$740,415	$814,568	$805,253	$624,289
Less: Cash and cash equivalents	(87,395)	(96,385)	(164,448)	(79,628)
Net Debt	$653,020	$718,183	$640,805	$544,661

(a) Outstanding debt, net, Cash and cash equivalents, and Net Debt as of December 31, 2022 and 2021 are Pro-Rata.

Debt Metrics (trailing 12 months)
Adjusted EBITDA	$158,009	$146,459	$132,368	$117,273
Net Debt-to-Adjusted EBITDA (a)	4.1x	4.9x	4.8x	4.6x
Fixed charge coverage	4.5x	4.3x	5.0x	6.4x
Net debt to real estate assets, excl property acc depr.	23.0%	27.0%	24.7%	22.0%
Net debt to total assets, excl property acc depr.	20.7%	24.4%	21.3%	19.3%
(a) Net Debt-to-Adjusted EBITDA as of December 31, 2022 and 2021 are Pro-Rata.

Dividend Paid Per Share		Liquidity and Credit Facility
Q4 2024	$0.22630	Cash and cash equivalents	$87,395
Q3 2024	$0.22630	Available under credit facility	500,000
Q2 2024	$0.22630	Total	$587,395
Q1 2024	$0.21550

	Same Property		Same Property		Total
	Three Months Ended December 31		Year Ended December 31		Year Ended December 31
	2024	2023	2024	2023	2024	2023
Portfolio Metrics
No. of properties	61	61	56	56	68	62
GLA	10,131	10,106	8,916	8,890	10,972	10,324
Economic Occupancy	95.1%	93.4%	95.3%	93.8%	95.3%	93.3%
Leased Occupancy	97.4%	96.2%	97.6%	96.4%	97.4%	96.2%
ABR PSF	$19.87	$19.42	$20.34	$19.82	$20.07	$19.48

1 Supplemental - Quarter Ended December 31, 2024

Consolidated Balance Sheets
In thousands, except share and per share amounts

	As of
	December 31, 2024	December 31, 2023
Assets	(unaudited)
Investment properties
Land	$712,827	$694,668
Building and other improvements	2,116,092	1,956,117
Construction in progress	9,951	5,889
Total	2,838,870	2,656,674
Less accumulated depreciation	(511,969)	(461,352)
Net investment properties	2,326,901	2,195,322
Cash, cash equivalents and restricted cash	91,221	99,763
Intangible assets, net	137,420	114,485
Accounts and rents receivable	36,131	35,353
Deferred costs and other assets, net	44,277	42,408
Total assets	$2,635,950	$2,487,331

Liabilities
Debt, net	$740,415	$814,568
Accounts payable and accrued expenses	46,418	44,583
Distributions payable	17,512	14,594
Intangible liabilities, net	42,897	30,344
Other liabilities	28,703	29,198
Total liabilities	875,945	933,287
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 77,450,794 shares issued and outstanding as of December 31, 2024 and 67,807,831 shares issued and outstanding as of December 31, 2023	77	68
Additional paid-in capital	5,730,367	5,468,728
Distributions in excess of accumulated net income	(3,984,865)	(3,932,826)
Accumulated comprehensive income	14,426	18,074
Total stockholders' equity	1,760,005	1,554,044
Total liabilities and stockholders' equity	$2,635,950	$2,487,331

2 Supplemental - Quarter Ended December 31, 2024

Consolidated Statements of Operations and Comprehensive Income (Loss)
In thousands, except share and per share information, unaudited

	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Income
Lease income, net	$70,759	$64,332	$272,440	$257,146
Other property income	473	390	1,534	1,450
Other fee income	—	—	—	80
Total income	71,232	64,722	273,974	258,676

Operating expenses
Depreciation and amortization	28,856	28,091	113,948	113,430
Property operating	12,376	11,776	43,413	42,832
Real estate taxes	9,209	7,448	36,441	34,809
General and administrative	8,404	8,408	33,172	31,797
Total operating expenses	58,845	55,723	226,974	222,868

Other (expense) income
Interest expense, net	(8,356)	(9,697)	(37,100)	(38,138)
Loss on extinguishment of debt	—	(15)	—	(15)
Impairment of real estate assets	—	—	(3,854)	—
Gain on sale of investment properties, net	3,523	—	3,857	2,691
Equity in losses of unconsolidated entities	—	(110)	—	(557)
Other income and expense, net	2,245	3,713	3,755	5,480
Total other (expense) income, net	(2,588)	(6,109)	(33,342)	(30,539)

Net income	$9,799	$2,890	$13,658	$5,269

Weighted-average common shares outstanding, basic	77,222,248	67,563,908	70,394,448	67,531,898
Weighted-average common shares outstanding, diluted	78,014,472	68,090,912	71,010,568	67,813,180

Net income per common share - basic	$0.13	$0.04	$0.19	$0.08
Net income per common share - diluted	$0.13	$0.04	$0.19	$0.08

Comprehensive income (loss)
Net income	$9,799	$2,890	$13,658	$5,269
Unrealized gain (loss) on derivatives	6,459	(7,268)	9,019	6,228
Reclassification to net income	(2,721)	(3,786)	(12,667)	(14,875)
Comprehensive income (loss)	$13,537	$(8,164)	$10,010	$(3,378)

3 Supplemental - Quarter Ended December 31, 2024

Consolidated Supplemental Details of Assets and Liabilities
In thousands

	As of
	December 31, 2024	December 31, 2023
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$87,395	$96,385
Restricted cash	3,826	3,378
Total	$91,221	$99,763

Accounts and rents receivable
Billed base rent, recoveries, and other revenue receivables	$10,273	$12,215
Straight-line rent receivables	25,858	23,138
Total	$36,131	$35,353

Deferred cost and other assets, net
Deferred leasing costs, net	$16,139	$14,995
Derivative assets	14,426	18,196
Financing costs, net	5,751	1,449
Other assets	3,329	3,309
Deferred costs, net	2,783	2,206
Right of use assets, net	1,849	2,253
Total	$44,277	$42,408

Other liabilities
Unearned lease income	$8,320	$8,061
Deferred revenues	8,226	8,878
Security deposits	7,938	7,127
Operating lease liabilities	2,528	3,023
Other liabilities	1,691	1,987
Derivative liabilities	—	122
Total	$28,703	$29,198

4 Supplemental - Quarter Ended December 31, 2024

Consolidated Supplemental Details of Operations
In thousands

		Three Months Ended December 31		Year Ended December 31
		2024	2023	2024	2023
Income
*	Minimum base rent	$45,372	$41,687	$175,068	$165,267
*	Real estate tax recoveries	8,610	6,947	33,343	31,220
*	Common area maintenance, insurance, and other recoveries	8,658	8,380	33,003	30,731
*	Ground rent income	5,061	4,740	19,321	19,044
	Amortization of market-lease intangibles and inducements, net	740	626	2,804	3,343
*	Short-term and other lease income	1,861	1,779	4,567	4,389
	Lease termination income	24	17	1,364	836
	Straight-line rent adjustments, net	748	857	3,400	3,349
*	Provision for uncollectible billed rent and recoveries, net	(315)	(701)	(430)	(1,033)
	Lease income, net	70,759	64,332	272,440	257,146
*	Other property income	473	390	1,534	1,450
	Other fee income	—	—	—	80
	Total income	$71,232	$64,722	$273,974	$258,676

Operating expenses
	Depreciation and amortization	$28,856	$28,091	$113,948	$113,430

*	Repairs and maintenance	3,817	4,484	13,366	14,270
*	Payroll, benefits, and office	2,685	2,685	10,510	10,690
*	Utilities and waste removal	2,615	2,401	9,462	8,747
*	Property insurance	2,255	1,253	6,668	5,552
*	Security, legal, and other expenses	984	953	3,387	3,573
	Lease termination expense	20	—	20	—
	Property operating expenses	12,376	11,776	43,413	42,832

*	Real estate taxes	9,209	7,448	36,441	34,809

	General and administrative costs	6,491	6,607	25,840	25,302
	Stock based compensation costs	2,567	2,411	9,896	9,021
	Capitalized direct development compensation costs	(654)	(610)	(2,564)	(2,526)
	General and administrative expense	8,404	8,408	33,172	31,797

	Total operating expenses	$58,845	$55,723	$226,974	$222,868

Interest expense, net
	Term loans, including impact of derivatives	$3,469	$3,341	$13,663	$13,652
	Senior notes	3,201	3,201	12,805	12,805
	Mortgages payable	926	2,215	7,751	7,048
	Line of credit facility fees	177	132	627	596
	Capitalized interest	(78)	(20)	(149)	(77)
	Amortization of debt discounts and financing costs	661	828	2,403	4,114
	Total interest expense, net	$8,356	$9,697	$37,100	$38,138

Other income and expense, net
	Interest on cash and cash equivalents	$1,627	$1,215	$3,265	$3,261
	Income tax expense	(140)	(129)	(543)	(517)
	Miscellaneous and settlement income	758	2,627	1,033	2,736
	Total other income and expense, net	$2,245	$3,713	$3,755	$5,480

* Component of Net Operating Income

5 Supplemental - Quarter Ended December 31, 2024

Reconciliation of Non-GAAP Measures
In thousands

Same Property NOI

	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Income
Minimum base rent	$42,591	$40,817	$152,502	$148,304
Real estate tax recoveries	8,223	6,615	29,463	28,184
Common area maintenance, insurance, and other recoveries	8,098	8,245	28,788	27,799
Ground rent income	4,563	4,520	14,674	14,760
Short-term and other lease income	1,845	1,799	4,496	4,323
Provision for uncollectible billed rent and recoveries	(234)	(704)	(266)	(1,046)
Other property income	440	381	1,305	1,241
Total income	65,526	61,673	230,962	223,565

Operating Expenses
Property operating	10,831	11,718	36,426	37,736
Real estate taxes	8,817	7,138	31,981	30,981
Total operating expenses	19,648	18,856	68,407	68,717

Same Property NOI	$45,878	$42,817	$162,555	$154,848

% Change over Prior Period	7.1%	5.0%

Same Property count	61	56

Net Income to Same Property NOI

	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Net income	$9,799	$2,890	$13,658	$5,269
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(2,245)	(3,713)	(3,755)	(5,480)
Equity in losses of unconsolidated entities	—	110	—	557
Interest expense, net	8,356	9,697	37,100	38,138
Loss on extinguishment of debt	—	15	—	15
Gain on sale of investment properties, net	(3,523)	—	(3,857)	(2,691)
Impairment of real estate assets	—	—	3,854	—
Depreciation and amortization	28,856	28,091	113,948	113,430
General and administrative	8,404	8,408	33,172	31,797
Other fee income	—	—	—	(80)
Adjustments to NOI (a)	(1,492)	(1,500)	(7,548)	(7,528)
NOI	48,155	43,998	186,572	173,427
NOI from other investment properties	(2,277)	(1,181)	(24,017)	(18,579)
Same Property NOI	$45,878	$42,817	$162,555	$154,848
(a)Adjustments to NOI include lease termination income and expense and GAAP Rent Adjustments.

6 Supplemental - Quarter Ended December 31, 2024

Reconciliation of Non-GAAP Measures, continued
In thousands

Nareit FFO and Core FFO

	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Net income	$9,799	$2,890	$13,658	$5,269
Depreciation and amortization of real estate assets	28,616	27,864	113,055	112,578
Impairment of real estate assets	—	—	3,854	—
Gain on sale of investment properties, net	(3,523)	—	(3,857)	(2,691)
Unconsolidated joint venture adjustments (a)	—	—	—	342
Nareit FFO Applicable to Common Shares and Dilutive Securities	34,892	30,754	126,710	115,498
Amortization of market lease intangibles and inducements, net	(740)	(626)	(2,804)	(3,343)
Straight-line rent adjustments, net	(748)	(857)	(3,400)	(3,349)
Amortization of debt discounts and financing costs	661	827	2,403	4,113
Depreciation and amortization of corporate assets	240	227	893	852
Non-operating income and expense, net (b)	(758)	(2,612)	(1,033)	(1,821)
Unconsolidated joint venture adjusting items, net (c)	—	80	—	(92)
Core FFO Applicable to Common Shares and Dilutive Securities	$33,547	$27,793	$122,769	$111,858

Weighted average common shares outstanding - basic	77,222,248	67,563,908	70,394,448	67,531,898
Dilutive effect of unvested restricted shares (d)	792,224	527,004	616,120	281,282
Weighted average common shares outstanding - diluted	78,014,472	68,090,912	71,010,568	67,813,180

Net income per diluted share	$0.13	$0.04	$0.19	$0.08
Nareit FFO per diluted share	$0.45	$0.45	$1.78	$1.70
Core FFO per diluted share	$0.43	$0.41	$1.73	$1.65
(a)Reflects the Company’s share of adjustments for IAGM's Nareit FFO on the same basis as InvenTrust.
(b)Reflects items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income, and basis difference recognition arising from acquiring the four remaining properties of IAGM in 2023.
(c)Reflects the Company’s share of adjustments for IAGM's Core FFO on the same basis as InvenTrust.
(d)For purposes of calculating non-GAAP per share metrics, the Company applies the same denominator used in calculating diluted earnings per share in accordance with GAAP.

EBITDA and Adjusted EBITDA

	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Net income	$9,799	$2,890	$13,658	$5,269
Interest expense, net	8,356	9,697	37,100	38,138
Income tax expense	140	129	543	517
Depreciation and amortization	28,856	28,091	113,948	113,430
Unconsolidated joint venture adjustments (a)	—	—	—	417
EBITDA	47,151	40,807	165,249	157,771
Impairment of real estate assets	—	—	3,854	—
Gain on sale of investment properties, net	(3,523)	—	(3,857)	(2,691)
Amortization of market-lease intangibles and inducements, net	(740)	(626)	(2,804)	(3,343)
Straight-line rent adjustments, net	(748)	(857)	(3,400)	(3,349)
Non-operating income and expense, net (b)	(758)	(2,612)	(1,033)	(1,821)
Unconsolidated joint venture adjusting items, net (c)	—	80	—	(108)
Adjusted EBITDA	$41,382	$36,792	$158,009	$146,459
(a)Reflects the Company's share of adjustments for IAGM's EBITDA on the same basis as InvenTrust.
(b)Reflects items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income, and basis difference recognition arising from acquiring the four remaining properties of IAGM in 2023.
(c)Reflects the Company's share of adjustments for IAGM's Adjusted EBITDA on the same basis as InvenTrust.

7 Supplemental - Quarter Ended December 31, 2024

Summary of Outstanding Debt
In thousands

	Balance as of December 31, 2024	Proportion of Total Debt	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$93,380	13%	3.97%	2.6
Fixed rate unsecured debt	650,000	87%	4.04%	3.5
Discounts and financing costs, net	(2,965)	—	n/a	n/a
Total debt, net	$740,415	100%	4.03%	3.3

Schedule of Maturities by Year
	Fixed Rate
Maturity Year	Secured Debt	Unsecured Debt	Total Debt, net
2025	$35,880	$—	$35,880
2026	—	200,000	200,000
2027	26,000	200,000	226,000
2028	—	—	—
2029	31,500	150,000	181,500
Thereafter	—	100,000	100,000
Discounts and financing costs, net	(247)	(2,718)	(2,965)
Total	$93,133	$647,282	$740,415

Debt Maturities

	Maturity Date	Interest Rate	Balance
Mortgages Payable
The Plant	5/10/25	3.97%	$13,000
The Highlands of Flower Mound	12/1/25	3.88%	22,880
Escarpment Village	7/1/27	3.86%	26,000
Shops at Arbor Trails	12/5/29	4.12%	31,500
Total			93,380

Term Loans
$200.0 million 5 year	9/22/26	2.81% (a)	100,000
$200.0 million 5 year	9/22/26	2.81% (a)	100,000
$200.0 million 5.5 year	3/22/27	2.78% (a)	50,000
$200.0 million 5.5 year	3/22/27	2.84% (a)	50,000
$200.0 million 5.5 year	3/22/27	4.99% (a)	100,000
Total			400,000

Senior Notes
$150.0 million Series A Notes	8/11/29	5.07%	150,000
$100.0 million Series B Notes	8/11/32	5.20%	100,000
			250,000
Revolving Line of Credit
$500.0 million total capacity	1/15/29	1M SOFR + 1.15% (b)	—

Grand total		4.03%	$743,380
(a)Interest rates reflect the fixed rates achieved through the Company's interest rate swaps.
(b)As of December 31, 2024, 1-Month Term SOFR was 4.33%. Additional annual facility fee of 0.15% applies to entire line of credit capacity.

8 Supplemental - Quarter Ended December 31, 2024

Debt Covenants, Interest Rate Swaps, and Capital Investments and Leasing Costs
Unaudited, dollars in thousands

Debt Covenants (trailing 12 months)

			For the quarter ended
Description	Term Loan Covenants	Senior Note Covenants	Q4 2024	Q3 2024	Q2 2024	Q1 2024
Leverage Ratio	< 60.0%	< 60.0%	23.2%	24.0%	28.4%	29.2%
Fixed Charge Coverage Ratio	> 1.50	> 1.50	4.5	4.3	4.3	4.3
Maximum Dividend Payout	< 95%	N/A	49.5%	48.9%	49.5%	49.2%
Maximum Secured Recourse Debt	< 10% of Total Asset Value	< 10% of Total Asset Value	—%	—%	—%	—%
Unsecured Interest Coverage Ratio	> 1.75	> 1.75	6.3	6.3	5.8	5.6
Unsecured Leverage Ratio	< 60%	< 60%	23.1%	24.5%	26.8%	28.0%

Interest Rate Swaps

As of December 31, 2024, the Company is party to five effective interest rate swap agreements:

Interest Rate Swaps	Effective Date	Termination Date	InvenTrust Receives	InvenTrust Pays Fixed Rate of	Fixed Rate Achieved	Notional Amount
5.5 Year Term Loan	4/3/23	3/22/27	1-Month SOFR	3.69%	4.99%	$100,000
5 Year Term Loan	12/21/23	9/22/26	1-Month SOFR	1.51%	2.81%	100,000
5 Year Term Loan	12/21/23	9/22/26	1-Month SOFR	1.51%	2.81%	100,000
5.5 Year Term Loan	6/21/24	3/22/27	1-Month SOFR	1.54%	2.84%	50,000
5.5 Year Term Loan	6/21/24	3/22/27	1-Month SOFR	1.48%	2.78%	50,000
						$400,000

Capital Investments and Leasing Costs

	Three Months Ended December 31		Year Ended December 31
	2024	2023	2024	2023
Tenant improvements	$1,160	$2,258	$9,096	$7,945
Leasing costs	1,130	1,370	3,762	3,888
Property improvements	4,834	3,798	11,486	17,424
Capitalized indirect costs (a)	257	611	1,435	1,929
Total capital expenditures and leasing costs	7,381	8,037	25,779	31,186
Development and redevelopment direct costs	2,843	1,278	9,253	3,788
Development and redevelopment indirect costs (a)	280	120	1,084	770
Capital investments and leasing costs (b)	$10,504	$9,435	$36,116	$35,744

(a)Indirect costs include capitalized interest, real estate taxes, insurance, and payroll costs.
(b)As of December 31, 2024 and 2023, total accrued capital investments and leasing costs were $3,620 and $2,562, respectively.

9 Supplemental - Quarter Ended December 31, 2024

Markets and Tenant Size
GLA and dollar amounts in thousands, except per square foot amounts

Market	No. of Properties	Leased Occupancy	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Austin-Round Rock, TX	8	98.3%	$33,517	$16.97	16.1%	2,091	19.1%
Houston-Sugar Land-Baytown, TX	6	95.5%	21,376	16.41	10.2%	1,378	12.5%
Atlanta Metro Area, GA	10	97.2%	20,935	20.89	10.0%	1,069	9.7%
Miami-Fort Lauderdale-Miami Beach, FL	3	98.7%	20,231	24.04	9.7%	859	7.8%
Dallas-Fort Worth-Arlington, TX	7	98.5%	18,678	20.56	9.0%	941	8.6%
Raleigh-Cary-Durham, NC	5	96.7%	13,288	20.39	6.4%	688	6.3%
Orlando-Kissimmee, FL	4	98.9%	10,337	25.67	5.0%	411	3.7%
Charlotte-Gastonia-Concord, NC	4	99.1%	9,972	20.67	4.8%	515	4.7%
Tampa-St. Petersburg, FL	3	96.7%	9,486	15.34	4.6%	744	6.8%
So. California - Los Angeles, CA	2	96.7%	7,489	20.14	3.6%	392	3.6%
Richmond, VA	2	99.3%	6,864	17.94	3.3%	385	3.5%
San Antonio, TX	2	94.5%	6,573	27.02	3.2%	261	2.4%
Washington D.C., MD	2	91.1%	5,826	36.34	2.8%	181	1.6%
So. California - San Diego, CA	2	97.2%	5,712	26.31	2.8%	225	2.1%
So. California - Inland Empire, CA	2	98.4%	5,661	23.36	2.7%	246	2.2%
Charleston-Berkeley-Dorchester, SC	2	98.1%	5,225	25.80	2.5%	214	2.0%
Cape Coral-Fort Myers, FL	2	96.6%	3,718	15.55	1.8%	249	2.3%
Phoenix, AZ	2	99.1%	3,057	25.73	1.5%	123	1.1%
Total	68	97.4%	$207,945	$20.07	100%	10,972	100%

State	No. of Properties	Leased Occupancy	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Texas	23	97.3%	$80,144	$18.09	38.5%	4,671	42.6%
Florida	12	97.8%	43,772	20.83	21.1%	2,263	20.6%
North Carolina	9	97.7%	23,260	20.51	11.2%	1,203	11.0%
Georgia	10	97.2%	20,935	20.89	10.0%	1,069	9.7%
California	6	97.3%	18,862	22.69	9.1%	863	7.9%
Virginia	2	99.3%	6,864	17.94	3.3%	385	3.5%
Maryland	2	91.1%	5,826	36.34	2.8%	181	1.6%
South Carolina	2	98.1%	5,225	25.80	2.5%	214	2.0%
Arizona	2	99.1%	3,057	25.73	1.5%	123	1.1%
Total	68	97.4%	$207,945	$20.07	100%	10,972	100%

Tenant type	Economic Occupancy	Leased Occupancy	ABR	ABR PSF	GLA
20,000 SF+ (a)	98.5%	100.0%	$65,280	$11.46	5,879
10,000 - 19,999 SF (a)	96.7%	98.9%	21,196	20.64	1,062
5,000 - 9,999 SF (b)	89.5%	95.2%	18,940	27.06	782
1 - 4,999 SF (b)	90.6%	92.9%	102,529	34.90	3,249
Total	95.3%	97.4%	$207,945	$20.07	10,972

Anchor Tenants (a)	98.3%	99.8%	$86,476	$12.86	6,941
Small Shops (b)	90.3%	93.3%	$121,469	$33.39	4,031
(a)Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
(b)Tenants with square footage less than 10,000 square feet are considered Small Shops.

10 Supplemental - Quarter Ended December 31, 2024

Top 25 Tenants by Total ABR and Tenant Merchandise Mix
In thousands

	Parent Name	Tenant Name / Store Count	Credit Rating (a)	No. of Leases	ABR	% of Total ABR	GLA	% of Total Occ.GLA
1	Kroger	Kroger 7 / Kroger Gas 1 / Harris Teeter 4 / Ralphs 2	BBB	14	$8,891	4.3%	821	7.5%
2	Publix Super Markets, Inc.	Publix 12 / Publix Liquor 3	N/A	15	6,926	3.3%	581	5.3%
3	TJX Companies	Marshalls 7 / HomeGoods 5 / TJ Maxx 2	A	14	4,907	2.4%	399	3.6%
4	Albertson's	Tom Thumb 2 / Market Street 2 / Safeway 1 /Albertsons 1	BB+	6	4,359	2.1%	365	3.3%
5	H.E.B.	H.E.B. 4 / H.E.B. Staff Office 1	N/A	5	4,257	2.0%	447	4.1%
6	Amazon, Inc.	Whole Foods Market 5	AA	5	2,742	1.3%	194	1.8%
7	Apollo Global Management, Inc.	Michael's 8	B-	8	2,660	1.3%	190	1.7%
8	Best Buy		BBB+	4	2,270	1.1%	138	1.3%
9	Ross Dress For Less	Ross Dress for Less 5 / dd's Discounts 1	BBB+	6	2,193	1.1%	171	1.6%
10	BC Partners	PetSmart 6	B+	6	2,117	1.0%	125	1.1%
11	Ulta Beauty Inc.		N/A	8	2,085	1.0%	83	0.8%
12	Petco Health and Wellness Company, Inc.		B	8	2,014	1.0%	106	1.0%
13	Trader Joe's		N/A	4	1,910	0.9%	51	0.5%
14	Dick's Sporting Goods, Inc.	Dick's Sporting Goods 2 / Going, Going, Gone 1	BBB	3	1,876	0.9%	171	1.6%
15	Sprouts Farmers Market		N/A	3	1,798	0.9%	85	0.8%
16	Costco Wholesale		A+	2	1,735	0.8%	298	2.7%
17	Five Below, Inc.		N/A	9	1,707	0.8%	86	0.8%
18	Bank of America		A-	6	1,641	0.8%	34	0.3%
19	Kingswood Capital Management	World Market 6	N/A	6	1,515	0.7%	110	1.0%
20	Wells Fargo		BBB+	8	1,387	0.7%	33	0.3%
21	Starbucks Corporation		BBB+	16	1,339	0.6%	31	0.3%
22	Massage Envy		N/A	11	1,270	0.6%	37	0.3%
23	Truist Bank		A	6	1,265	0.6%	28	0.3%
24	Xponential Fitness	Club Pilates 7 / StrechLab 4 / Pure Barre 3 / CycleBar 2 / YogaSix 2 / Rumble 1	N/A	19	1,252	0.6%	36	0.3%
25	DSW, Inc.		N/A	4	1,234	0.6%	73	0.7%
	Totals			196	$65,350	31.4%	4,693	43.0%
(a)Reflects the most recently available S&P credit rating.

Tenant Merchandise Mix

Tenant Category	ABR	% of Total ABR
Grocery / Drug	$40,288	19.4%
Quick Service Restaurants	25,788	12.4%
Personal Health and Beauty Services	23,258	11.2%
Medical	19,647	9.4%
Full Service Restaurants	18,321	8.7%
Off Price	10,681	5.1%
Apparel / Accessories	10,391	5.0%
Banks	9,326	4.5%
Fitness	7,417	3.6%
Pets	7,213	3.5%
Hobby / Sports	6,783	3.3%
Office / Communications	6,215	3.0%
Other	5,774	2.8%
Home	5,236	2.5%
Other Essential Retail / Services	4,835	2.3%
Office (Non-Financial, Non-Medical)	2,851	1.4%
Entertainment	2,351	1.1%
Hardware / Auto	1,570	0.8%
	$207,945	100%

11 Supplemental - Quarter Ended December 31, 2024

Comparable and Non-Comparable Lease Statistics
GLA in thousands
The Company's Retail Portfolio had 1.22 million square feet expiring during the year ended December 31, 2024, of which 1.15 million square feet was re-leased. This achieved a retention rate of approximately 94%. The following tables summarize the activity for leases that were executed during the year ended December 31, 2024.
For the year ended December 31, 2024

	No. of Leases Executed	GLA	New Contractual Rent ($PSF)(a)	Prior Contractual Rent ($PSF)(a)	% Change over Prior Lease Rent (a)	Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($PSF)	Lease Commissions ($PSF)
All tenants
Comparable Renewal Leases	145	985	$21.31	$19.27	10.6%	5.4	$0.04	$—
Comparable New Leases	26	102	28.95	24.83	16.6%	10.3	30.49	13.03
Non-Comparable Renewal and New Leases	39	236	20.07	N/A	N/A	7.9	16.59	9.10
Total	210	1,323	$22.03	$19.79	11.3%	6.2	$5.34	$2.63
(a) Non-comparable leases are not included in totals.
Trailing Four Quarters ended December 31, 2024

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

Comparable Leases
Total New and Renewal Leases
Q4 2024	40	189	$24.73	$21.41	15.5%	6.0	$1.65	$1.08
Q3 2024	48	403	18.26	16.63	9.8%	6.2	2.89	1.30
Q2 2024	49	330	22.43	20.33	10.3%	5.3	0.97	0.82
Q1 2024	34	165	27.28	24.54	11.2%	6.1	8.14	1.97
Total	171	1,087	$22.03	$19.79	11.3%	5.9	$2.89	$1.22

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
New Leases
Q4 2024	7	14	$41.95	$34.34	22.2%	11.0	$22.25	$14.63
Q3 2024	9	39	26.42	23.14	14.2%	9.9	29.13	13.55
Q2 2024	7	17	41.05	37.33	10.0%	10.1	18.57	15.80
Q1 2024	3	32	19.77	15.90	24.3%	10.5	42.18	10.21
Total	26	102	$28.95	$24.83	16.6%	10.3	$30.49	$13.03

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Renewals
Q4 2024	33	175	$23.35	$20.38	14.6%	5.6	$—	$—
Q3 2024	39	364	17.40	15.94	9.2%	5.8	0.11	—
Q2 2024	42	313	21.41	19.40	10.4%	5.0	—	—
Q1 2024	31	133	29.08	26.59	9.4%	5.0	—	—
Total	145	985	$21.31	$19.27	10.6%	5.4	$0.04	$—

	No. of Leases Executed	GLA	ABR PSF			WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Non-Comparable Leases
Q4 2024	12	43	$34.19			9.6	$33.02	$17.50
Q3 2024	10	65	26.84			10.0	14.02	13.72
Q2 2024	10	113	8.29			6.3	10.93	3.04
Q1 2024	7	15	39.61			6.5	23.50	10.93
Total	39	236	$20.07			7.9	$16.59	$9.10

12 Supplemental - Quarter Ended December 31, 2024

Tenant Lease Expirations
GLA and ABR in thousands, except per square foot amounts

Lease Expiration Year	No. of Expiring Leases	GLA of Expiring Leases	Percent of Total GLA of Expiring Leases	ABR of Expiring Leases	Percent of Total ABR	Expiring ABR PSF (a)

Anchor Tenants
2025	10	427	6.2%	$4,125	4.6%	$9.66
2026	16	459	6.7%	6,514	7.2%	14.19
2027	39	1,305	19.0%	18,284	20.3%	14.01
2028	25	603	8.8%	8,864	9.8%	14.70
2029	31	928	13.6%	12,004	13.4%	12.94
2030	20	637	9.3%	8,711	9.7%	13.68
2031	8	349	5.1%	3,494	3.8%	10.01
2032	9	345	5.0%	4,537	5.0%	13.15
2033	10	286	4.2%	4,174	4.6%	14.59
2034	13	575	8.4%	7,302	8.1%	12.70
Thereafter	21	940	13.7%	12,158	13.5%	12.93
Other (b)	—	—	—%	—	—%	—
Sub total	202	6,854	100%	$90,167	100%	$13.16
Vacant space		87
Total		6,941

Small Shops

2025	127	270	7.4%	$8,397	6.3%	$31.10
2026	215	541	14.9%	17,717	13.4%	32.75
2027	247	578	15.9%	20,325	15.3%	35.16
2028	213	508	13.9%	17,848	13.5%	35.13
2029	210	559	15.4%	20,608	15.6%	36.87
2030	113	300	8.2%	11,316	8.5%	37.72
2031	81	232	6.4%	8,843	6.7%	38.12
2032	80	198	5.4%	7,696	5.8%	38.87
2033	59	149	4.1%	6,615	5.0%	44.40
2034	71	193	5.3%	8,297	6.3%	42.99
Thereafter	25	92	2.5%	4,335	3.1%	47.12
Other (b)	11	22	0.6%	598	0.5%	27.18
Totals	1,452	3,642	100%	$132,595	100%	$36.41
Vacant space		389
Total		4,031

Total

2025	137	697	6.6%	$12,522	5.6%	$17.97
2026	231	1,000	9.5%	24,231	10.9%	24.23
2027	286	1,883	17.9%	38,609	17.3%	20.50
2028	238	1,111	10.7%	26,712	12.0%	24.04
2029	241	1,487	14.2%	32,612	14.6%	21.93
2030	133	937	8.9%	20,027	9.0%	21.37
2031	89	581	5.5%	12,337	5.5%	21.23
2032	89	543	5.2%	12,233	5.5%	22.53
2033	69	435	4.1%	10,789	4.8%	24.80
2034	84	768	7.3%	15,599	7.0%	20.31
Thereafter	46	1,032	9.9%	16,493	7.5%	15.98
Other (b)	11	22	0.2%	598	0.3%	27.18
Totals	1,654	10,496	100%	$222,762	100%	$21.22
Vacant space		476
Total		10,972
(a)Expiring ABR PSF reflects ABR PSF at the time of lease expiration.
(b)Other lease expirations include the GLA, ABR and ABR PSF of month-to-month leases.

13 Supplemental - Quarter Ended December 31, 2024

Acquisitions and Dispositions
Dollars and GLA in thousands

Acquisitions

Date	Property Name	Market	Acquisition Price	GLA	Leased Occ.	Anchor Tenants (a)

2/1/24	The Plant	Phoenix, AZ	$29,500	57	100%	Sprouts Farmers Market
4/9/24	Moores Mill	Atlanta Metro Area, GA	28,000	70	100%	Publix
6/13/24	Maguire Groves (b)	Orlando-Kissimmee, FL	16,100	33	100%	Publix
8/6/24	Scottsdale North Marketplace	Phoenix, AZ	23,000	66	98.4%	AJ's Fine Foods
10/9/24	Stonehenge Village	Richmond, VA	62,100	214	100%	Wegmans, La-Z-Boy, Party City, Petco
11/26/24	The Forum	Cape Coral - Fort Myers, FL	41,370	186	96.1%	Target*, dd's Discounts, Home Depot*, Michaels, Petco, Ross Dress for Less, Sky Zone, Staples
12/18/24	Market at Mill Creek	Charleston-Berkeley-Dorchester, SC	27,300	80	100%	Lowes Foods
12/18/24	Nexton Square	Charleston-Berkeley-Dorchester, SC	54,700	134	96.9%	N/A
			$282,070	840
(a)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow-anchors are noted with an asterisk.
(b)Maguire Groves is a 33,000 square foot neighborhood center immediately adjacent to Plantation Grove, a Publix anchored neighborhood center wholly-owned by InvenTrust, in Ocoee, Florida. The Company operates these properties under the Plantation Grove name.

Dispositions

Date	Property Name	Market	Disposition Price	GLA	Anchor Tenants (a)
7/22/24	Eldridge Town Center & Windermere Village (b)	Houston-Sugar Land-Baytown, TX	$602	N/A	N/A
10/31/24	Stevenson Ranch	So. California - Los Angeles	57,800	187	Ralphs, Furniture Design Center, LA Fitness, PetSmart
12/13/24	Eldridge Town Center & Windermere Village (c)	Houston-Sugar Land-Baytown, TX	10,150	31	N/A
			$68,552	218
(a)Grocer listed first and bolded, remaining anchor tenants are shown alphabetically.
(b)This disposition was related to the completion of a partial condemnation at one retail property.
(c)This disposition included the sale of an outparcel at Eldridge Town Center and the entirety of Windermere Village. Subsequent to the transaction, the Company continues to operate the remaining property under the Eldridge Town Center name.

14 Supplemental - Quarter Ended December 31, 2024

Development Pipeline
In thousands

Active Redevelopments
Property	Market	Project Description	Estimated Completion Quarter (a)	Projected Incremental Costs	Costs to Date	Estimated Incremental Yield on Cost
Sarasota Pavilion	Tampa-St. Petersburg, FL	Redevelopment and remerchandising of a former anchor space into new tenant spaces, including an 18,000 square foot anchor space, a 14,000 square foot anchor space, and additional small shop space.	1Q - 2025	$6,800	$5,300
Campus Marketplace	So. California - San Diego, CA	Redevelopment of an existing outparcel building.	2Q - 2025	800	400
Sandy Plains Centre	Atlanta Metro Area, GA	Redevelopment and expansion to accommodate a 10,000 square foot swim school and additional small shop space.	3Q - 2025	3,200	2,400
River Oaks	So. California - Los Angeles, CA	Redevelopment of an outparcel and common area improvements.	4Q - 2025	600	—
Sarasota Pavilion	Tampa-St. Petersburg, FL	Anchor space repositioning and remerchandising into new tenant spaces, including a 27,000 square foot anchor space and a 5,000 square foot small shop space	1Q - 2026	8,400	100
Shops at Arbor Trails	Austin-Round Rock, TX	Redevelopment of a pre-existing single tenant building to a multi-tenant building.	1Q - 2026	3,000	400
Buckhead Crossing	Atlanta Metro Area, GA	Anchor space repositioning and remerchandising into new tenant spaces, including a 10,000 square foot anchor space and a 7,000 square foot small shop space	2Q - 2026	5,600	200
Total Redevelopment Costs				$28,400	$8,800	7-10%

(a) The Company's estimated timing of completion may be impacted by factors outside of management's control, including global supply constraints or government restrictions.

Recently Completed Redevelopments
Property	Market	Project Description	Completion Quarter	Completed Costs
Southern Palm Crossing	Miami-Fort Lauderdale- Miami Beach, FL	Redevelopment of a former bank building for a freestanding building with a drive-through.	2Q - 2024	$1,550
Buckhead Crossing	Atlanta Metro Area, GA	Anchor space repositioning	2Q - 2024	700
Pavilion at LaQuinta	So. California - Inland Empire	Redevelopment of a freestanding building.	2Q - 2024	800
Antoine Town Center	Houston-Sugar Land-Baytown, TX	New development, including addition of an outparcel building with a drive-through.	4Q - 2024	200

Potential Developments and Redevelopments

Projects shown below are listed alphabetically, are in various stages of planning, and may or may not commence due to a number of factors.

Property	Market	Project Description
Bay Colony	Houston-Sugar Land-Baytown, TX	Redevelopment of an existing outparcel building.
Bay Landing	Cape Coral-Fort Myers, FL	New development of building area adjacent to existing stores.
Buckhead Crossing	Atlanta Metro Area, GA	New development, including addition of an outparcel building.
Garden Village	So. California - Los Angeles, CA	Demolition of outparcel buildings and reconstruction for freestanding buildings with drive-throughs.
Gateway Market Center	Tampa-St. Petersburg, FL	Extensive repositioning and reconfiguration of the center to right size anchor space, add freestanding buildings and improve vehicular access.
Kyle Marketplace	Austin-Round Rock, TX	New development, including addition of outparcel buildings.
Pavilion at LaQuinta	So. California - Inland Empire, CA	Anchor repositioning.
Plantation Grove	Orlando-Kissimmee, FL	Redevelopment and expansion of the shopping center.
River Oaks	So. California - Los Angeles, CA	Anchor repositioning and expansion.
Sarasota Pavilion	Tampa-St. Petersburg, FL	Redevelopment of an existing outparcel building.
The Centre on Hugh Howell	Atlanta Metro Area, GA	New development, including addition of outparcel buildings.
The Parke	Austin-Round Rock, TX	Anchor repositioning and expansion.
Westpark Shopping Center	Richmond, VA	New development, including addition of outparcel buildings.

15 Supplemental - Quarter Ended December 31, 2024

Property Summary, by Total Market GLA
GLA in thousands

No.	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
1	Escarpment Village	Austin-Round Rock	TX	N	170	100%	$22.46	Yes	HEB
2	Kyle Marketplace	Austin-Round Rock	TX	C	260	99.5%	$17.79	Yes	HEB
3	Market at Westlake	Austin-Round Rock	TX	N	30	100%	$22.00	No	Walgreens
4	Scofield Crossing	Austin-Round Rock	TX	N	95	98.7%	$18.18	Yes	Hana World Market, Goodwill
5	Shops at Arbor Trails	Austin-Round Rock	TX	C	357	99.6%	$14.10	Yes	Costco Wholesale, Whole Foods Market, Haverty's Furniture, Marshalls
6	Shops at the Galleria	Austin-Round Rock	TX	P	537	95.4%	$14.31	No	Best Buy, Five Below, Home Consignment Center, HomeGoods, Lowe's, Marshalls, Michaels, OfficeMax, Old Navy, Petsmart, Signature Bridal Salon and Bestow Bridal, Spec's Wine Spirits & Finer Foods, World Market
7	The Parke	Austin-Round Rock	TX	P	406	98.0%	$16.70	Yes	Whole Foods Market, Cavender's Boot City, Dick's Sporting Goods, DSW, Five Below, La-Z-Boy Furniture Galleries, Marshalls, Michaels, Nordstrom, Old Navy, Petco, Ulta, World Market
8	University Oaks Shopping Center	Austin-Round Rock	TX	P	236	100%	$22.27	No	Crunch Fitness, DSW, IKEA*, JC Penney*, Jo-Ann Fabrics, Petsmart, Ross Dress for Less, Spec's Wine Spirits & Finer Foods
9	Custer Creek Village	Dallas-Fort Worth-Arlington	TX	N	96	100%	$15.65	Yes	Tom Thumb
10	Eldorado Marketplace	Dallas-Fort Worth-Arlington	TX	C	189	100%	$24.59	Yes	Market Street, PetSmart, Phenix Salon Suites
11	Prestonwood Town Center	Dallas-Fort Worth-Arlington	TX	P	236	95.8%	$20.46	Yes	Walmart*, Barnes & Noble, Burlington, DSW, HomeGoods, Michaels, Petco, Ulta
12	Riverview Village	Dallas-Fort Worth-Arlington	TX	N	89	100%	$13.43	Yes	Tom Thumb, Petco
13	Riverwalk Market	Dallas-Fort Worth-Arlington	TX	N	90	95.6%	$21.80	Yes	Market Street
14	Shops at Fairview Town Center	Dallas-Fort Worth-Arlington	TX	N	66	100%	$25.46	Yes	Whole Foods Market
15	The Highlands of Flower Mound	Dallas-Fort Worth-Arlington	TX	P	175	100%	$20.13	Yes	Target*, Market by Macy's, Michaels, Party City, Skechers, World Market
16	Antoine Town Center	Houston-Sugar Land-Baytown	TX	N	110	97.3%	$15.30	Yes	Kroger
17	Bay Colony (d)	Houston-Sugar Land-Baytown	TX	C	415	95.3%	$15.85	Yes	HEB, Kohl's, LA Fitness, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
18	Blackhawk Town Center (d)	Houston-Sugar Land-Baytown	TX	N	127	99.1%	$14.04	Yes	HEB, Walgreens
19	Cyfair Town Center (d)	Houston-Sugar Land-Baytown	TX	C	434	94.4%	$17.26	Yes	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
20	Eldridge Town Center	Houston-Sugar Land-Baytown	TX	C	144	96.2%	$17.34	Yes	Kroger, Kohl's*, Petco
21	Stables Town Center (d)	Houston-Sugar Land-Baytown	TX	N	148	94.5%	$17.59	Yes	Kroger
22	Sonterra Village	San Antonio	TX	N	42	91.3%	$36.01	Yes	Trader Joe's
23	Stone Ridge Market	San Antonio	TX	C	219	95.2%	$25.31	Yes	HEB Plus*, Burlington, PetSmart
	Total Texas				4,671	97.3%	$18.09

24	Bay Landing	Cape Coral - Fort Myers	FL	N	63	98.0%	$10.16	Yes	The Fresh Market, HomeGoods
25	The Forum (e)	Cape Coral - Fort Myers	FL	P	186	96.1%	$17.38	Yes	Target*, dd's Discounts, Home Depot*, Michaels, Petco, Ross Dress for Less, Sky Zone, Staples
26	PGA Plaza Palm Beach Gardens	Miami-Ft Lauderdale-Miami Beach	FL	C	121	98.2%	$36.91	Yes	Trader Joe's, Marshalls, Ulta
27	Southern Palm Crossing	Miami-Ft Lauderdale-Miami Beach	FL	P	345	99.1%	$17.84	Yes	Costco Wholesale, Going Going Gone, Marshalls
28	Westfork Plaza & Paraiso Parc	Miami-Ft Lauderdale-Miami Beach	FL	N	393	98.4%	$25.61	Yes	Costco Wholesale*, Publix, Baptist Outpatient Services, Dollar Tree, Pembroke Pink Imaging, Petco, Regal Cinemas, Ross Dress for Less, Skechers, TJ Maxx, Ulta
29	Lakeside & Lakeside Crossing	Orlando - Kissimmee	FL	N	76	100%	$48.82	Yes	Trader Joe's
30	Plantation Grove (f)	Orlando - Kissimmee	FL	N	107	98.7%	$20.41	Yes	Publix
31	Rio Pinar Plaza	Orlando - Kissimmee	FL	N	131	99.2%	$19.56	Yes	Publix, Planet Fitness
32	Suncrest Village	Orlando - Kissimmee	FL	N	97	97.9%	$21.61	Yes	Publix, Orange County Tax Collector
33	Gateway Market Center	Tampa - St. Petersburg	FL	P	231	95.1%	$14.49	Yes	Publix, Target*, Beall's, HomeGoods, Party City, PetSmart, TJ Maxx
34	Peachland Promenade	Tampa - St. Petersburg	FL	N	177	98.6%	$15.19	Yes	Publix, Goodwill, My Salon Suite, Planet Fitness
35	Sarasota Pavilion	Tampa - St. Petersburg	FL	P	336	96.9%	$15.92	Yes	Publix, Bank of America, Beall's, Marshalls, Michaels, PetSmart, Ross Dress for Less, Truist Bank, World Market
	Total Florida				2,263	97.8%	$20.83

16 Supplemental - Quarter Ended December 31, 2024

Property Summary, by Total Market GLA
GLA in thousands

No.	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
36	Eastfield Village	Charlotte-Gastonia-Concord	NC	N	96	97.5%	$18.82	Yes	Food Lion, Gold's Gym
37	Northcross Commons	Charlotte-Gastonia-Concord	NC	N	63	100%	$28.74	Yes	Whole Foods Market
38	Sycamore Commons	Charlotte-Gastonia-Concord	NC	P	265	100%	$20.51	Yes	Costco Wholesale*, Best Buy, Dick's Sporting Goods, Lowe's*, Michaels, Old Navy, Ulta, World Market
39	The Shoppes at Davis Lake (d)	Charlotte-Gastonia-Concord	NC	N	91	97.4%	$17.18	Yes	Harris Teeter
40	Bent Tree Plaza	Raleigh-Cary-Durham	NC	N	80	100%	$15.23	Yes	Food Lion
41	Cary Park Town Center	Raleigh-Cary-Durham	NC	N	93	100%	$17.95	Yes	Harris Teeter, CVS
42	Commons at University Place	Raleigh-Cary-Durham	NC	N	92	100%	$17.30	Yes	Harris Teeter, CVS
43	Renaissance Center	Raleigh-Cary-Durham	NC	P	363	93.8%	$23.77	No	Ashley HomeStore, Best Buy, Nordstrom Rack, Old Navy, Popshelf, REI, Ulta, UNC Health Care, World Market
44	The Pointe at Creedmoor	Raleigh-Cary-Durham	NC	N	60	100%	$16.91	Yes	Harris Teeter
	Total North Carolina				1,203	97.7%	$20.51

45	Buckhead Crossing	Atlanta Metro Area	GA	P	221	94.3%	$23.40	No	HomeGoods, Marshalls, Michaels, Ross Dress for Less, The Tile Shop
46	Coweta Crossing	Atlanta Metro Area	GA	N	68	100%	$11.28	Yes	Publix
47	Kennesaw Marketplace	Atlanta Metro Area	GA	C	130	98.2%	$35.85	Yes	Whole Foods Market, Academy Sports + Outdoors*, Guitar Center*, Hobby Lobby*, Petco*
48	Moores Mill (e)	Atlanta Metro Area	GA	N	70	100%	$24.79	Yes	Publix
49	Plaza Midtown	Atlanta Metro Area	GA	N	70	97.0%	$29.41	Yes	Publix
50	Rose Creek	Atlanta Metro Area	GA	N	70	100%	$11.61	Yes	Publix
51	Sandy Plains Centre	Atlanta Metro Area	GA	C	135	98.9%	$23.95	Yes	Kroger, Pet Supplies Plus, Walgreens*
52	The Centre on Hugh Howell	Atlanta Metro Area	GA	N	83	98.4%	$13.99	No	Crunch Fitness
53	Thomas Crossroads	Atlanta Metro Area	GA	N	105	90.1%	$9.43	Yes	Kroger
54	Windward Commons	Atlanta Metro Area	GA	N	117	100%	$15.94	Yes	Kroger
	Total Georgia				1,069	97.2%	$20.89

55	Bear Creek Village Center	So. California - Inland Empire	CA	N	80	98.1%	$25.95	Yes	Stater Brothers
56	Pavilion at LaQuinta	So. California - Inland Empire	CA	P	166	98.6%	$22.10	Yes	Sprouts Farmers Market, Best Buy, DSW, OfficeMax, PGA TOUR Superstore
57	Garden Village	So. California - Los Angeles	CA	N	117	90.2%	$19.58	Yes	Albertson's, Rite Aid
58	River Oaks	So. California - Los Angeles	CA	C	275	99.4%	$20.37	Yes	Sprouts Farmers Market, Target, Big 5 Sporting Goods, Dollar Tree, Five Below, Total Wine & More, Ulta
59	Campus Marketplace	So. California - San Diego	CA	N	144	97.1%	$31.15	Yes	Ralphs, CVS, Discovery Isle Child Development Center
60	Old Grove Marketplace	So. California - San Diego	CA	N	81	97.5%	$17.90	Yes	Ralphs, Lowe's*
	Total California				863	97.3%	$22.69

61	Stonehenge Village (e)	Richmond Metro Area	VA	C	214	100%	$19.12	Yes	Wegmans, La-Z-Boy, Party City, Petco
62	Westpark Shopping Center	Richmond Metro Area	VA	C	171	98.4%	$16.44	Yes	Publix, Painted Tree Boutiques, Planet Fitness, The Tile Shop
	Total Virginia				385	99.3%	$17.94

63	Market at Mill Creek (e)	Charleston-Berkeley-Dorchester	SC	N	80	100%	$24.06	Yes	Lowes Food
64	Nexton Square (e)	Charleston-Berkeley-Dorchester	SC	L	134	96.9%	$26.93	No	N/A
	Total South Carolina				214	98.1%	$25.80

65	The Shops at Town Center	Washington D.C	MD	N	125	91.7%	$30.63	Yes	Safeway
66	Travilah Square Shopping Center	Washington D.C	MD	N	56	89.8%	$50.68	Yes	Trader Joe's
	Total Maryland				181	91.1%	$36.34

17 Supplemental - Quarter Ended December 31, 2024

Property Summary, by Total Market GLA
GLA in thousands

No.	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
67	Scottsdale North Marketplace (e)	Phoenix	AZ	N	66	98.4%	$22.83	Yes	AJ's Fine Foods
68	The Plant (e)	Phoenix	AZ	N	57	100%	$28.89	Yes	Sprouts Farmers Market
	Total Arizona				123	99.1%	$25.73

	Grand Totals				10,972	97.4%	$20.07
(a)N = Neighborhood Center, P = Power Center, C = Community Center, L = Lifestyle Center
(b)Grocers may be leased or shadow-anchors and includes traditional, specialty grocers, and large format retailers (i.e. Walmart, Target, and Costco).
(c)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow-anchors are noted with an asterisk.
(d)Properties are excluded from Same Property for the year ended December 31, 2024.
(e)Properties are excluded from Same Property for the three months and year ended ended December 31, 2024.
(f)The Company operates Plantation Grove and Maguire Groves as a single property under the Plantation Grove name. The operations, GLA, economic and leased occupancy, and ABR of Maguire Groves are classified as an other investment property for the year ended December 31, 2024.

18 Supplemental - Quarter Ended December 31, 2024

Components of Net Asset Value as of December 31, 2024
In thousands, except share information

NOI Excluding Lease Termination Income and Expense, and GAAP Rent Adjustments, Most Recent Quarter		Page No.
NOI, excluding ground rent	$43,094	5
Ground rent income	5,061	5
NOI	48,155	5

Annualized NOI, excluding ground rent income	$172,376
Annualized ground rent income	20,244

Projected remaining development
Net project costs	$19,600	15
Estimated range for incremental yield	7-10%	15

Other Assets
Cash, cash equivalents and restricted cash	$91,221	2
Billed base rent, recoveries, and other revenue receivables	10,273	4
Undeveloped land	—
Land held for development	—

Liabilities
Debt	$743,380	8
Discounts and financing costs, net	(2,965)	8
Accounts payable and accrued expenses	46,418	2
Distributions payable	17,512	2
Other liabilities	28,703	2

Common Shares Outstanding	77,450,794	1

19 Supplemental - Quarter End December 31, 2024

Glossary of Terms

Terms	Definitions
ABR Per Square Foot (ABR PSF)	ABR PSF is the ABR divided by the occupied square footage as of the end of the period.
Adjusted EBITDA
Adjusted EBITDA is an additional supplemental non-GAAP financial measure of the Company’s operating performance. In particular, Adjusted EBITDA provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within EBITDA, certain gains or losses remaining within EBITDA, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company's on-going operating performance. Adjustments for the Company’s unconsolidated joint venture reflect the Company’s proportionate share of the joint venture's EBITDA and Adjusted EBITDA on the same basis.

Annualized Base Rent (ABR)	Annualized Base Rent (ABR) is the base rent for the last month of the period multiplied by twelve. Base rent is inclusive of ground rent and exclusive of Specialty Lease rent.
Anchor Tenant	Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
Community Center	Community Centers are generally open air and designed for tenants that offer a larger array of apparel and other soft goods. Typically, community centers contain anchor stores and other national retail tenants.
Comparable Lease	A Comparable Lease meets all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
The Company's non-GAAP measure of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is net income (or loss) in accordance with GAAP, excluding interest expense, net, income tax expense (or benefit), and depreciation and amortization. Adjustments for the Company's unconsolidated joint venture reflect its proportionate share of the joint venture's EBITDA on the same basis.

Economic Occupancy	Upon Rent Commencement Date, the percentage of occupied GLA divided by total GLA. For purposes of calculating occupancy, Specialty Lease GLA is deemed vacant.
GAAP Rent Adjustments	GAAP Rent Adjustments consist of amortization of market lease intangibles, amortization of lease incentives, and straight-line rent adjustments.
Gross Leasable Area (GLA)	Measure of the total amount of leasable space at a property in square feet.
Leased Occupancy	Economic Occupancy plus the percentage of signed and not yet commenced GLA divided by total GLA.
Lifestyle Center	Lifestyle Centers consist of upscale national-chain specialty stores with dining and entertainment in an outdoor setting.
Nareit Funds From Operations (Nareit FFO) and Core FFO
The Company's non-GAAP measure of Nareit Funds from Operations ("Nareit FFO"), based on the National Association of Real Estate Investment Trusts ("Nareit") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for the Company's unconsolidated joint venture are calculated to reflect the Company's proportionate share of the joint venture's Nareit FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of the Company's operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within Nareit FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.

Neighborhood Center	Neighborhood Centers are convenience oriented with tenants such as a grocery store anchor, a drugstore, and other small retailers.
Net Debt-to-Adjusted EBITDA	Net Debt-to-Adjusted EBITDA is net debt divided by trailing twelve month Adjusted EBITDA.
Net Operating Income (NOI)	NOI excludes general and administrative expenses, depreciation and amortization, other income and expense, net, impairment of real estate assets, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP Rent Adjustments.
New Lease	New Leases are leases where a new tenant will be occupying a unit or an existing tenant is relocating from one unit to another (unless the tenant is moving from a temporary space back to the original unit).
NOI from other investment properties	NOI from other investment properties consists of properties which do not meet the Company's Same Property criteria and includes adjustments for the Company's captive insurance company.
Power Center	Power Centers consist of category-dominant anchors, such as discount department stores, off-price stores, or wholesale clubs, with only a few small shop tenants.
Prior Contractual Rent	Base rent charged for a particular unit, prior to the current term’s first year rent. If the prior lease terminated prior to the contractual expiration date, the prior contractual rent amount is the rent charged in the final month of occupancy.
Pro Rata
Where appropriate, the Company has included the results from its 55% ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," as of December 31, 2022 and 2021.

Pro Rata Net Debt	Pro rata net debt is total outstanding debt, net, less cash and cash equivalents, including IVT's JV share.
Renewal Lease	Terms have been extended on an existing lease in the same unit. This may happen via an amendment, extension agreement or exercised option.
Same Property	Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of both periods presented.
Shadow Anchor Tenant	Shadow Anchor Tenant represents tenants that are situated on parcels which are owned by unrelated third parties, but, due to their location within or immediately adjacent to a property, appear to the consumer as a retail tenant of the property and, as a result, attract additional consumer traffic to the property.
Small Shop Tenant	Tenants with square footage less than 10,000 square feet are considered Small Shops.
Specialty Lease	Specialty leasing represents leases of less than one year in duration for inline space and includes any term length for a common area space, and is excluded from the ABR and leased square footage figures when computing the ABR per square foot.
Wholly-owned	Wholly-owned properties are those properties owned outright by the Company and does not include properties owned through an investment in a joint venture.

20 Supplemental - Quarter End December 31, 2024